Wiley Reports Second Quarter 2025 Results

December 5, 2024 - Hoboken, NJ – Wiley (NYSE: WLY), one of the world’s largest publishers and a trusted leader in research and learning, today reported results for the second quarter ended October 31, 2024.

SECOND QUARTER HIGHLIGHTS
•High-single digit revenue growth in Learning from favorable market conditions and AI licensing
•Low single digit revenue growth in Research from solid demand to publish and modest improvement in Research Solutions offsetting a large year-over-year swing in legacy print and licensing revenue
•Continued strong margin improvement and EPS growth

SECOND QUARTER PERFORMANCE
•GAAP Results: Revenue of $427 million vs. $493 million in prior year due to foregone revenue from divested businesses, Operating Income of $64 million (+39%), and EPS of $0.74 (+$1.09)
•Adjusted Results at Constant Currency (excludes the impact of divested businesses): Adjusted Revenue of $423 million (+3%), Adjusted Operating Income of $69 million (+32%), Adjusted EBITDA of $106 million (+14%), and Adjusted EPS of $0.97 (+36%)

MANAGEMENT COMMENTARY
“Continuous improvement is a way of life for us now, and it’s beginning to pay off in our quality growth and margin expansion,” said Matthew Kissner, Wiley President and CEO. “Learning has had a good year so far, both Academic and Professional, and Research delivered low-single digit growth with leading indicators and favorable comparisons signaling a better second half ahead. Additionally, we continue to see interest from tech companies and other corporate LLM developers for our high-value content and data to train and commercialize AI models.”

Research
•Revenue of $262 million was up 2% or 1% at constant currency, with strong growth in gold open access, modest growth in institutional models, and improved solutions performance offsetting a year-over-year decline in legacy print and licensing revenue. Year-to-date, Research revenue was up 2% as reported and at constant currency.
•Adjusted EBITDA of $82 million was up 1% as reported and at constant currency due to revenue performance partially offset by investments to drive volume growth and publishing innovation. Adjusted EBITDA margin for the quarter was 31.3% compared to 31.6% in the prior year period.

Learning
•Revenue of $162 million was up 8% or 5% at constant currency and excluding one-time AI licensing revenue of $4 million. Strong underlying performance was driven by 11% growth for Professional or 8% at constant currency and ex-AI due to an improved retail channel environment and increased sell through. Academic saw 5% growth or 3% growth at constant currency and ex-AI driven by zyBooks digital courseware, inclusive access, and licensing. Year-to-date, Learning revenue was up 11%, or 2% at constant currency and ex-AI.
•Adjusted EBITDA of $67 million was up 24% or 23% at constant currency mainly due to revenue growth. Adjusted EBITDA margin for the quarter was 41.3% compared to 36.2% in the prior year period.

Corporate Expenses
•Adjusted Corporate Expenses of $43 million on an Adjusted EBITDA basis was up 1% or flat at constant currency. Year-to-date, Corporate Expenses on an Adjusted EBITDA basis was up 1% reported and at constant currency.

Businesses Held for Sale or Sold (HFS)
Our Held for Sale or Sold segment reflects the performance of those businesses for the periods owned. All businesses in this reporting segment have been sold. Wiley University Services was completed on January 1, 2024. The sale of Wiley Edge, with the exception of its India operation, was completed on May 31, 2024. The sale of Wiley Edge's India operation was completed on August 31, 2024. The sale of CrossKnowledge was also completed on August 31, 2024.

EPS
•GAAP EPS was $0.74 compared to a loss of ($0.35) in the prior year period. The year-over-year variance is largely due to higher impairment and restructuring charges in the prior year and foregone net income from businesses sold.
•Adjusted EPS of $0.97 was up 36% at constant currency due to higher Adjusted Operating Income and accrued interest income from divestitures.

Balance Sheet, Cash Flow, and Capital Allocation (YTD)
•Net Debt-to-EBITDA Ratio (Trailing Twelve Months) at quarter end was 2.2 compared to 2.0 in the year-ago period.
•Net Cash Used in Operating Activities was $94 million compared to $84 million in the prior year period mainly due to higher annual incentive compensation payments for prior year performance and the cash earnings impact from divested assets. Wiley does not provide adjusted cash flow metrics; results include sold businesses. Wiley’s regular use of cash in the first half of the fiscal year is driven by the timing of cash collections for annual journal subscriptions, which are concentrated in Q3 and Q4.
•Free Cash Flow less Product Development Spending was a use of $130 million compared to a use of $132 million in the prior year, with higher annual incentive compensation payments for prior year performance offsetting lower capex. Capex of $36 million was below prior year by $12 million due to timing.
•Returns to Shareholders: Wiley allocated $64 million toward dividends and share repurchases, up from $61 million in the prior year, with $25 million used to acquire 557 thousand shares at an average cost per share of $44.89. In June 2024, Wiley raised its dividend for the 31st consecutive year.

FISCAL YEAR 2025 GROWTH OUTLOOK
Wiley is reaffirming its Fiscal 2025 growth outlook based on first half results and second half indicators. Wiley’s revenue outlook is driven by favorable demand trends and performance indicators. Wiley’s earnings outlook is driven by expected revenue growth and cost savings, while reflecting reinvestments to scale and optimize Research, modernize infrastructure and expand GenAI content licensing and capabilities. Wiley’s cash flow outlook is driven by lower restructuring payments and favorable working capital partially offset by a year-over-year swing in incentive compensation payments.

Quarterly phasing in the second half of the year: The Company's projected growth in the second half of its fiscal year is expected to occur in Q4 due to strong momentum and favorable comparisons in Research.

Metric ($millions, except EPS)	Fiscal 2024 Results Ex-Divestitures	Fiscal 2025 Outlook Ex-Divestitures
Adj. Revenue*	$1,617	$1,650 to $1,690
Research	$1,043	Low to mid-single digit growth
Learning	$574	Low-single digit growth
Adj. EBITDA*	$369	$385 to $410
Adj. EPS*	$2.78	$3.25 to $3.60
Free Cash Flow	$114	Approx. $125
*Excludes held for sale or sold businesses

The Company remains on track with its Fiscal 2026 targets.

EARNINGS CONFERENCE CALL
Scheduled for today, December 5 at 10:00 am (ET). Access webcast at Investor Relations at investors.wiley.com, or directly at https://events.q4inc.com/attendee/593717942. U.S. callers, please dial (888) 210-3346 and enter the participant code 2521217#. International callers, please dial (646) 960-0253 and enter the participant code 2521217#.

ABOUT WILEY
Wiley (NYSE: WLY) is one of the world’s largest publishers and a trusted leader in research and learning. Our industry-leading content, services, platforms, and knowledge networks are tailored to meet the evolving needs of our customers and partners, including researchers, students, instructors, professionals, institutions, and corporations. We enable knowledge-seekers to transform today’s biggest obstacles into tomorrow’s brightest opportunities. For more than two centuries, Wiley has been delivering on its timeless mission to unlock human potential. Visit us at Wiley.com. Follow us on Facebook, Twitter, LinkedIn and Instagram.

NON-GAAP FINANCIAL MEASURES
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted Income before Taxes,” “Adjusted Income Tax Provision,” “Adjusted Effective Income Tax Rate,” “Free Cash Flow less Product Development Spending,” “organic revenue,” “Adjusted Revenue,” and results on a Constant Currency basis to assess underlying business performance and trends. Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of divestitures and acquisitions provide a useful comparable basis to analyze operating results and earnings. See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information. We have not provided our 2025 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the ability to realize operating savings over time and in fiscal year 2025 in connection with our multiyear Global Restructuring Program and planned and completed dispositions; (xi) cyber risk and the failure to maintain the integrity of our operational or security systems or infrastructure, or those of third parties with which we do business; (xii) as a result of acquisitions, we have and may record a significant amount of goodwill and other identifiable intangible assets and we may never realize the full carrying value of these assets; (xiii) our ability to leverage artificial intelligence technologies in our products and services, including generative artificial intelligence, large language models, machine learning, and other artificial intelligence tools; and (xiv) other factors detailed from time to time in our filings with the SEC. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

CATEGORY: EARNINGS RELEASES

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME (LOSS)
(Dollars in thousands, except per share information)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2024	2023	2024	2023
Revenue, net	$426,595	$492,808	$830,404	$943,821
Costs and expenses:
Cost of sales	107,000	155,614	216,220	312,715
Operating and administrative expenses	238,891	252,282	487,710	508,083
Impairment of goodwill (3)	—	—	—	26,695
Restructuring and related charges	3,627	25,102	7,497	37,225
Amortization of intangible assets	12,944	13,565	25,871	29,213
Total costs and expenses	362,462	446,563	737,298	913,931

Operating income	64,133	46,245	93,106	29,890
As a % of revenue	15.0%	9.4%	11.2%	3.2%

Interest expense	(14,463)	(12,937)	(27,250)	(24,271)
Net foreign exchange transaction losses	(3,328)	(2,357)	(3,094)	(3,977)
Net gain (loss) on sale of businesses, assets, and impairment charges related to assets held-for-sale (3)	369	(51,414)	6,170	(127,343)
Other income (expense), net	2,226	(1,567)	3,008	(3,052)

Income (loss) before taxes	48,937	(22,030)	71,940	(128,753)

Provision (benefit) for income taxes	8,479	(2,585)	32,918	(17,044)
Effective tax rate	17.3%	11.7%	45.8%	13.2%
Net income (loss)	$40,458	$(19,445)	$39,022	$(111,709)
As a % of revenue	9.5%	-3.9%	4.7%	-11.8%

Earnings (loss) per share
Basic	$0.75	$(0.35)	$0.72	$(2.02)
Diluted (4)	$0.74	$(0.35)	$0.71	$(2.02)

Weighted average number of common shares outstanding
Basic	54,191	55,102	54,284	55,186
Diluted (4)	54,850	55,102	54,928	55,186

Notes:
(1) The supplementary information included in this press release for the three and six months ended October 31, 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) As previously announced in fiscal year 2024, we executed a plan to divest non-core businesses, including University Services, Wiley Edge, and CrossKnowledge. These three businesses met the held-for-sale criteria starting in the first quarter of fiscal year 2024. We measured each disposal group at the lower of carrying value or fair value less costs to sell prior to its disposition.

On August 31, 2024, we completed the sale of CrossKnowledge which was included in our Held for Sale or Sold segment. The pretax loss on sale was $51.5 million. In connection with the held-for-sale classification, we recognized cumulative impairment charges of $51.0 million which included $55.4 million recognized in fiscal year 2024 and a reduction of $4.4 million in the three months ended July 31, 2024. Upon the completion of the sale, we recognized an additional loss of $0.5 million in the three months ended October 31, 2024 due to subsequent changes in the fair value less costs to sell, as well as changes in the carrying amount of the disposal group. This resulted in a net reduction in the loss of $3.9 million in the six months ended October 31, 2024.

On May 31, 2024, we completed the sale of Wiley Edge which was included in our Held for Sale or Sold segment, with the exception of its India operations which sold on August 31, 2024. The total pretax loss on sale was $18.6 million. In connection with the held-for-sale classification, we recognized cumulative impairment charges of $19.4 million. Upon the completion of the sale, we recognized a net gain of $0.8 million in the six months ended October 31, 2024, which included $1.0 million in the three months ended October 31, 2024, primarily due to the sale of the India operations, partially offset by subsequent changes in the costs to sell.

On January 1, 2024 we completed the sale of University Services which was included in our Held for Sale or Sold segment. In the six months ended October 31, 2024, there was a reduction in the pretax loss on the sale of University Services due to third-party customer consents and working capital adjustments of $1.5 million that occurred in the first quarter of fiscal year 2025. In the six months ended October 31, 2024, there was a reduction in the pretax loss on the sale of our Tuition Manager business, previously in our Held for Sale or Sold segment, due to a selling price adjustment for cash received after the closing of $0.1 million that occurred in the first quarter of fiscal year 2025.

In the three months ended October 31, 2024 we sold a facility which was reflected in Technology, property, and equipment, net in our Unaudited Condensed Consolidated Statements of Financial Position which resulted in a pretax loss on sale of $0.2 million.

In fiscal year 2024, we reorganized our segments and recorded pretax noncash goodwill impairments of $26.7 million which included $11.4 million related to University Services and $15.3 million related to CrossKnowledge. Additionally, in the six months ended October 31, 2023 there was a pretax loss on the sale of our Tuition Manager business of approximately $1.5 million.

	Three Months Ended October 31,		Six Months Ended October 31,
	2024	2023	2024	2023
Wiley Edge	$956	$—	$788	$—
University Services	—	(34,807)	1,489	(75,466)
Tuition Manager	—	568	120	(1,500)
CrossKnowledge	(438)	(17,175)	3,922	(50,377)
Sale of assets	(149)	—	(149)	—
Net gain (loss) on sale of businesses, assets, and impairment charges related to assets held-for-sale	$369	$(51,414)	$6,170	$(127,343)

(4) In calculating diluted net loss per common share for the three and six months ended October 31, 2023, our diluted weighted average number of common shares outstanding excludes the effect of unvested restricted stock units and other stock awards as the effect was antidilutive. This occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(unaudited)

Reconciliation of US GAAP Earnings (Loss) per Share to Non-GAAP Adjusted EPS
	Three Months Ended October 31,		Six Months Ended October 31,
	2024	2023	2024	2023
US GAAP Earnings (Loss) Per Share - Diluted	$0.74	$(0.35)	$0.71	$(2.02)
Adjustments:
Impairment of goodwill	—	—	—	0.43
Restructuring and related charges	0.06	0.34	0.12	0.50
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments (3)	0.04	0.04	—	0.04
Amortization of acquired intangible assets (4)	0.21	0.19	0.40	0.42
Net (gain) loss on sale of businesses, assets, and impairment charges related to assets held-for-sale (5)	—	0.77	(0.08)	1.94
Held for Sale or Sold segment Adjusted Net Loss (Income) (5)	0.01	(0.27)	0.05	(0.34)
Income tax adjustments	(0.09)	—	0.24	—
EPS impact of using weighted-average dilutive shares for adjusted EPS calculation (6)	—	0.01	—	0.02
Non-GAAP Adjusted Earnings Per Share - Diluted	$0.97	$0.73	$1.44	$0.99

Reconciliation of US GAAP Income (Loss) Before Taxes to Non-GAAP Adjusted Income Before Taxes
(amounts in thousands)	Three Months Ended October 31,		Six Months Ended October 31,
	2024	2023	2024	2023
US GAAP Income (Loss) Before Taxes	$48,937	$(22,030)	$71,940	$(128,753)
Pretax Impact of Adjustments:
Impairment of goodwill	—	—	—	26,695
Restructuring and related charges	3,627	25,102	7,497	37,225
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments (3)	2,943	3,223	351	3,217
Amortization of acquired intangible assets (4)	12,944	14,303	25,913	30,971
Net (gain) loss on sale of businesses, assets, and impairment charges related to assets held-for-sale (5)	(369)	51,414	(6,170)	127,343
Held for Sale or Sold segment Adjusted Loss (Income) Before Taxes (5)	1,059	(19,099)	3,578	(24,133)
Non-GAAP Adjusted Income Before Taxes	$69,141	$52,913	$103,109	$72,565

Reconciliation of US GAAP Income Tax Provision (Benefit) to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

US GAAP Income Tax Provision (Benefit)	$8,479	$(2,585)	$32,918	$(17,044)
Income Tax Impact of Adjustments (7)
Impairment of goodwill	—	—	—	2,697
Restructuring and related charges	161	6,315	911	9,251
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments (3)	729	888	338	854
Amortization of acquired intangible assets (4)	1,792	3,645	3,601	7,517
Net (gain) loss on sale of businesses, assets, and impairment charges related to assets held-for-sale (5)	(588)	8,542	(1,513)	19,203
Held for Sale or Sold segment Adjusted Tax Benefit (Provision) (5)	515	(4,270)	887	(5,266)
Income Tax Adjustments
Impact of valuation allowance on the US GAAP effective tax rate (8)	4,911	—	(13,119)	—
Non-GAAP Adjusted Income Tax Provision	$15,999	$12,535	$24,023	$17,212

US GAAP Effective Tax Rate	17.3%	11.7%	45.8%	13.2%
Non-GAAP Adjusted Effective Tax Rate	23.1%	23.7%	23.3%	23.7%

Notes:
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and six months ended October 31, 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) In fiscal year 2023 due to the closure of our operations in Russia, the Russia entity was deemed substantially liquidated. In the three and six months ended October 31, 2024, we wrote off an additional $0.8 million and $0.3 million, respectively, of cumulative translation adjustments in earnings. In the three and six months ended October 31, 2023, we wrote off an additional $0.1 million and $1.0 million, respectively, of cumulative translation adjustments in earnings. These amounts are reflected in Net foreign exchange transaction losses on our Condensed Consolidated Statements of Net Income (Loss).

(4) Reflects the amortization of intangible assets established on the opening balance sheet for an acquired business. This includes the amortization of intangible assets such as developed technology, customer relationships, tradenames, etc., which is reflected in the "Amortization of intangible assets" line in the Condensed Consolidated Statements of Net Income (Loss). It also includes the amortization of acquired product development assets, which is reflected in Cost of sales in the Condensed Consolidated Statements of Net Income (Loss).

(5) On August 31, 2024, we completed the sale of CrossKnowledge. The pretax loss on sale was $51.5 million (net of tax loss of $51.5 million). In connection with the held-for-sale classification, we recognized cumulative impairment charges of $51.0 million which included $55.4 million recognized in fiscal year 2024 and a reduction of $4.4 million in the three months ended July 31, 2024. Upon the completion of the sale, we recognized an additional loss of $0.5 million in the three months ended October 31, 2024. This resulted in a net reduction in the loss of $3.9 million in the six months ended October 31, 2024.

On May 31, 2024, we completed the sale of Wiley Edge, with the exception of its India operations which sold on August 31, 2024. The total pretax loss of $18.6 million (net of tax loss of $20.1 million). In connection with the held-for-sale classification, we recognized cumulative impairment charges of $19.4 million. Upon the completion of the sale, we recognized a net gain of $0.8 million in the six months ended October 31, 2024, which included $1.0 million in the three months ended October 31, 2024.

In the six months ended October 31, 2024, there was a reduction in the pretax loss on the sale of University Services of approximately $1.5 million, which resulted in a total pretax loss of $105.6 million (net of tax loss of $79.4 million). In the six months ended October 31, 2024, there was a reduction in the pretax loss on the sale of our Tuition Manager business of approximately $0.1 million, which resulted in a total net pretax loss of $1.4 million (net of tax loss of $1.0 million).

In the three months ended October 31, 2023, there was a reduction in the pretax loss on the sale of our Tuition Manager business due to cash received after the closing of approximately $0.5 million, which resulted in a total net pretax loss of $1.5 million (net of tax loss of $1.1 million).

In the three months ended October 31, 2024 we sold a facility which was reflected in Technology, property, and equipment, net in our Unaudited Condensed Consolidated Statements of Financial Position which resulted in a pretax loss on sale of $0.2 million.

In fiscal year 2024 while University Services, Wiley Edge, and CrossKnowledge continued to be reported as held-for-sale, we measured each business at the lower of carrying value or fair value less costs to sell. We recorded a held-for-sale pretax impairment charge of $34.8 million and $75.4 million, in the three and six months ended October 31, 2023, respectively, related to University Services. We recorded a held-for-sale pretax impairment charge of $17.1 million and $50.4 million, in the three and six months ended October 31, 2023, respectively, related to CrossKnowledge.

In addition, our Adjusted EPS excludes the Adjusted Net Income or Loss of our Held for Sale or Sold segment.

(6) Represents the impact of using diluted weighted-average number of common shares outstanding (55.6 million and 55.7 million shares for the three and six months ended October 31, 2023, respectively) included in the Non-GAAP Adjusted EPS calculation in order to apply the dilutive impact on adjusted net income due to the effect of unvested restricted stock units and other stock awards. This impact occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

(7) For the three and six months ended October 31, 2024 and 2023, substantially all of the tax impact was from deferred taxes.

(8) In the six months ended October 31, 2024, there was an impact on the US GAAP effective tax rate due to the valuation allowance on deferred tax assets in the US of $13.1 million, which includes an adjustment of $4.9 million in the three months ended October 31, 2024.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF US GAAP NET INCOME (LOSS) TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2024	2023	2024	2023
Net Income (Loss)	$40,458	$(19,445)	$39,022	$(111,709)
Interest expense	14,463	12,937	27,250	24,271
Provision (benefit) for income taxes	8,479	(2,585)	32,918	(17,044)
Depreciation and amortization	36,718	40,174	73,971	83,902
Non-GAAP EBITDA	100,118	31,081	173,161	(20,580)
Impairment of goodwill	—	—	—	26,695
Restructuring and related charges	3,627	25,102	7,497	37,225
Net foreign exchange transaction losses	3,328	2,357	3,094	3,977
Net (gain) loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	(369)	51,414	(6,170)	127,343
Other (income) expense, net	(2,226)	1,567	(3,008)	3,052
Held for Sale or Sold segment Adjusted EBITDA (2)	1,059	(19,100)	3,578	(25,621)
Non-GAAP Adjusted EBITDA	$105,537	$92,421	$178,152	$152,091
Adjusted EBITDA Margin	24.9%	22.7%	21.9%	19.7%

Notes:
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and six months ended October 31, 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) Our Non-GAAP Adjusted EBITDA excludes the Held for Sale or Sold segment Non-GAAP Adjusted EBITDA.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2) (3)
SEGMENT RESULTS
(in thousands)
(unaudited)

			% Change
	Three Months Ended October 31,		Favorable (Unfavorable)
	2024	2023	Reported	Constant Currency
Research:
Revenue, net
Research Publishing	$222,667	$219,743	1%	1%
Research Solutions	39,218	37,927	3%	2%
Total Revenue, net	$261,885	$257,670	2%	1%

Non-GAAP Adjusted Operating Income	$59,527	$58,856	1%	2%
Depreciation and amortization	22,522	22,668	1%	2%
Non-GAAP Adjusted EBITDA	$82,049	$81,524	1%	1%
Adjusted EBITDA margin	31.3%	31.6%

Learning:
Revenue, net
Academic	$94,788	$89,125	6%	5%
Professional	66,726	59,815	12%	11%
Total Revenue, net	$161,514	$148,940	8%	7%

Non-GAAP Adjusted Operating Income	$55,871	$39,912	40%	38%
Depreciation and amortization	10,897	13,974	22%	23%
Non-GAAP Adjusted EBITDA	$66,768	$53,886	24%	23%
Adjusted EBITDA margin	41.3%	36.2%

Held for Sale or Sold:
Revenue, net	$3,196	$86,198	-96%	-96%

Non-GAAP Adjusted Operating (Loss) Income	$(1,059)	$19,100	#	#
Depreciation and amortization	—	—	#	#
Non-GAAP Adjusted EBITDA	$(1,059)	$19,100	#	#
Adjusted EBITDA margin	-33.1%	22.2%

Non-GAAP Adjusted Corporate Expenses	$(46,579)	$(46,521)	0%	0%
Depreciation and amortization	3,299	3,532	7%	7%
Non-GAAP Adjusted EBITDA	$(43,280)	$(42,989)	-1%	0%

Consolidated Results:
Revenue, net	$426,595	$492,808	-13%	-14%
Less: Held for Sale or Sold Segment (3)	(3,196)	(86,198)	-96%	-96%
Adjusted Revenue, net	$423,399	$406,610	4%	3%

Operating Income	$64,133	$46,245	39%	39%
Adjustments:
Restructuring charges	3,627	25,102	86%	86%
Held for Sale or Sold Segment Adjusted Operating Loss (Income) (3)	1,059	(19,100)	#	#
Non-GAAP Adjusted Operating Income	$68,819	$52,247	32%	32%
Adjusted Operating Income margin	16.3%	12.8%
Depreciation and amortization	36,718	40,174	9%	9%
Less: Held for Sale or Sold Segment depreciation and amortization (3)	—	—	#	#
Non-GAAP Adjusted EBITDA	$105,537	$92,421	14%	14%
Adjusted EBITDA margin	24.9%	22.7%

Notes:
(1) The supplementary information included in this press release for the three and six months ended October 31, 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) Our Adjusted Revenue, Adjusted Operating Income and Adjusted EBITDA excludes the impact of our Held for Sale or Sold segment Revenue, Adjusted Operating Income or Loss and Adjusted EBITDA results.

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2) (3)
SEGMENT RESULTS
(in thousands)
(unaudited)

			% Change
	Six Months Ended October 31,		Favorable (Unfavorable)
	2024	2023	Reported	Constant Currency
Research:
Revenue, net
Research Publishing	$453,618	$442,743	2%	2%
Research Solutions	73,576	72,731	1%	1%
Total Revenue, net	$527,194	$515,474	2%	2%

Non-GAAP Adjusted Operating Income	$114,743	$112,383	2%	3%
Depreciation and amortization	45,081	45,880	2%	2%
Non-GAAP Adjusted EBITDA	$159,824	$158,263	1%	1%
Adjusted EBITDA margin	30.3%	30.7%

Learning:
Revenue, net
Academic	$154,752	$137,417	13%	12%
Professional	131,076	120,843	8%	8%
Total Revenue, net	$285,828	$258,260	11%	10%

Non-GAAP Adjusted Operating Income	$78,371	$47,538	65%	63%
Depreciation and amortization	22,191	27,526	19%	20%
Non-GAAP Adjusted EBITDA	$100,562	$75,064	34%	33%
Adjusted EBITDA margin	35.2%	29.1%

Held for Sale or Sold:
Revenue, net	$17,382	$170,087	-90%	-90%

Non-GAAP Adjusted Operating (Loss) Income	$(3,578)	$22,184	#	#
Depreciation and amortization	—	3,437	#	#
Non-GAAP Adjusted EBITDA	$(3,578)	$25,621	#	#
Adjusted EBITDA margin	-20.6%	15.1%

Non-GAAP Adjusted Corporate Expenses	$(88,933)	$(88,295)	-1%	0%
Depreciation and amortization	6,699	7,059	5%	5%
Non-GAAP Adjusted EBITDA	$(82,234)	$(81,236)	-1%	-1%

Consolidated Results:
Revenue, net	$830,404	$943,821	-12%	-12%
Less: Held for Sale or Sold Segment (3)	(17,382)	(170,087)	-90%	-90%
Adjusted Revenue, net	$813,022	$773,734	5%	5%

Operating Income	$93,106	$29,890	#	#
Adjustments:
Restructuring charges	7,497	37,225	80%	80%
Impairment of goodwill	—	26,695	#	#
Held for Sale or Sold Segment Adjusted Operating Loss (Income) (3)	3,578	(22,184)	#	#
Non-GAAP Adjusted Operating Income	$104,181	$71,626	45%	46%
Adjusted Operating Income margin	12.8%	9.3%
Depreciation and amortization	73,971	83,902	12%	12%
Less: Held for Sale or Sold depreciation and amortization (3)	—	(3,437)	#	#
Non-GAAP Adjusted EBITDA	$178,152	$152,091	17%	17%
Adjusted EBITDA margin	21.9%	19.7%

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	October 31, 2024	April 30, 2024
Assets:
Current assets
Cash and cash equivalents	$75,536	$83,249
Accounts receivable, net	183,015	224,198
Inventories, net	27,103	26,219
Prepaid expenses and other current assets	84,659	85,954
Current assets held-for-sale	—	34,422
Total current assets	370,313	454,042

Technology, property and equipment, net	172,371	192,438
Intangible assets, net	598,262	615,694
Goodwill	1,102,372	1,091,368
Operating lease right-of-use assets	70,527	69,074
Other non-current assets	295,013	283,719
Non-current assets held-for-sale	—	19,160
Total assets	$2,608,858	$2,725,495

Liabilities and shareholders' equity:
Current liabilities
Accounts payable	$40,358	$55,659
Accrued royalties	119,043	97,173
Short-term portion of long-term debt	10,000	7,500
Contract liabilities	241,488	483,778
Accrued employment costs	60,935	96,980
Short-term portion of operating lease liabilities	18,080	18,294
Other accrued liabilities	71,567	76,266
Current liabilities held-for-sale	—	37,632
Total current liabilities	561,471	873,282
Long-term debt	951,010	767,096
Accrued pension liability	71,082	70,832
Deferred income tax liabilities	98,676	97,186
Operating lease liabilities	88,403	94,386
Other long-term liabilities	82,961	71,760
Long-term liabilities held-for-sale	—	11,237
Total liabilities	1,853,603	1,985,779
Shareholders' equity	755,255	739,716
Total liabilities and shareholders' equity	$2,608,858	$2,725,495

Notes:
(1) The supplementary information included in this press release for October 31, 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended October 31,
	2024	2023
Operating activities:
Net income (loss)	$39,022	$(111,709)
Impairment of goodwill	—	26,695
Net (gain) loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	(6,170)	127,343
Amortization of intangible assets	25,871	29,213
Amortization of product development assets	8,622	12,937
Depreciation and amortization of technology, property, and equipment	39,478	41,752
Other noncash charges	45,064	31,698
Net change in operating assets and liabilities	(245,879)	(241,415)
Net cash used in operating activities	(93,992)	(83,486)

Investing activities:
Additions to technology, property, and equipment	(29,030)	(40,321)
Product development spending	(7,127)	(8,168)
Businesses acquired in purchase transactions, net of cash acquired	(915)	(1,500)
Net cash (transferred) proceeds related to the sale of businesses and assets	(8,117)	1,025
Acquisitions of publication rights and other	700	(2,953)
Net cash used in investing activities	(44,489)	(51,917)

Financing activities:
Net debt borrowings	184,066	198,231
Cash dividends	(38,264)	(38,691)
Purchases of treasury shares	(25,421)	(22,500)
Other	(7,298)	(7,338)
Net cash provided by financing activities	113,083	129,702

Effects of exchange rate changes on cash, cash equivalents and restricted cash	1,441	(1,943)

Change in cash, cash equivalents and restricted cash for period	(23,957)	(7,644)

Cash, cash equivalents and restricted cash - beginning	99,543	107,262
Cash, cash equivalents and restricted cash - ending	$75,586	$99,618

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING (2)

	Six Months Ended October 31,
	2024	2023
Net cash used in operating activities	$(93,992)	$(83,486)
Less: Additions to technology, property, and equipment	(29,030)	(40,321)
Less: Product development spending	(7,127)	(8,168)
Free cash flow less product development spending	$(130,149)	$(131,975)

Notes:
(1) The supplementary information included in this press release for the six months ended October 31, 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) See Explanation of Usage of Non-GAAP Performance Measures included in this supplemental information.

JOHN WILEY & SONS, INC.
EXPLANATION OF USAGE OF NON-GAAP PERFORMANCE MEASURES
In this earnings release and supplemental information, management may present the following non-GAAP performance measures:
•Adjusted Earnings Per Share (Adjusted EPS);
•Free Cash Flow less Product Development Spending;
•Adjusted Revenue;
•Adjusted Operating Income and margin;
•Adjusted Income Before Taxes;
•Adjusted Income Tax Provision;
•Adjusted Effective Tax Rate;
•EBITDA, Adjusted EBITDA and margin;
•Organic revenue; and
•Results on a constant currency basis.
Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well as for internal reporting and forecasting purposes, when publicly providing our outlook, to evaluate our performance and calculate incentive compensation.
We present these non-GAAP performance measures in addition to US GAAP financial results because we believe that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons over time. The use of these non-GAAP performance measures may also provide a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose.
The performance metric used by our chief operating decision maker to evaluate performance of our reportable segments is Adjusted Operating Income. We present both Adjusted Operating Income and Adjusted EBITDA for each of our reportable segments as we believe Adjusted EBITDA provides additional useful information to certain investors and financial analysts for operational trends and comparisons over time. It removes the impact of depreciation and amortization expense, as well as presents a consistent basis to evaluate operating profitability and compare our financial performance to that of our peer companies and competitors.
For example:
•Adjusted EPS, Adjusted Revenue, Adjusted Operating Income, Adjusted Income Before Taxes, Adjusted Income Tax Provision, Adjusted Effective Tax Rate, Adjusted EBITDA, and organic revenue (excluding acquisitions) provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.
•Free Cash Flow less Product Development Spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common stock dividends, and fund share repurchases and acquisitions.
•Results on a constant currency basis remove distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance excluding the impact of foreign currency (or at constant currency), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.
In addition, we have historically provided these or similar non-GAAP performance measures and understand that some investors and financial analysts find this information helpful in analyzing our operating margins and net income, and in comparing our financial performance to that of our peer companies and competitors. Based on interactions with investors, we also believe that our non-GAAP performance measures are regarded as useful to our investors as supplemental to our US GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.
We have not provided our 2025 outlook for the most directly comparable US GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with US GAAP.
Non-GAAP performance measures do not have standardized meanings prescribed by US GAAP and therefore may not be comparable to the calculation of similar measures used by other companies and should not be viewed as alternatives to measures of financial results under US GAAP. The adjusted metrics have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, US GAAP information. It does not purport to represent any similarly titled US GAAP information and is not an indicator of our performance under US GAAP. Non-GAAP financial metrics that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-GAAP measures.